UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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[ ]	Soliciting Material under §240.14a-12

Lakeland Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. Box 1387  • Warsaw, Indiana 46581  • (574) 267-6144

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 14, 2020
The following Notice of Change relates to the proxy statement (the “Proxy Statement”) of Lakeland Financial Corporation (the “Company”), dated March 5, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 14, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 25, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 14, 2020
To the Shareholders of Lakeland Financial Corporation:
Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the previously announced Annual Meeting of Shareholders of Lakeland Financial Corporation (the “Company”) will now be held exclusively by virtual means on the date and at the time previously announced: Tuesday, April 14, 2020 at 4:30 p.m. (local time).  Shareholders will be able to attend the meeting online, vote their shares electronically, and submit their questions during the meeting by visiting: www.virtualshareholdermeeting.com/LKFN2020.

The format of the Annual Meeting is being changed because due to the coronavirus (COVID-19) pandemic and Centers for Disease Control recommendations limiting the number of persons that may gather at public events.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the Board of Directors,

J. Rickard Donovan
Secretary

Warsaw, Indiana
March 25, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held on April 14, 2020:

Our proxy statement and 2019 annual report on Form 10‑K are available online at www.lakecitybank.com.